SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): January 15, 2002


                      AMERICAN WATER WORKS COMPANY, INC.
              (Exact Name of Registrant as Specified in Charter)

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         Delaware                  0001-03437                51-0063696
      (State or Other           (Commission File          (I.R.S. Employer
       Jurisdiction                 Number)              Identification No.)
     of Incorporation)

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 1025 Laurel Oak Road, P.O. Box 1770, Voorhees, NJ             08043
     (Address of Principal Executive Offices)               (Zip Code)

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              Registrant's Telephone Number, Including Area Code:
                                (856) 346-8200


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Item 5.  Other Events.

         On January 15, 2002, American Water Works Company, Inc. ("American Water Works") issued a press release announcing that it has completed its acquisition of the water and wastewater assets of Citizens Communications Company (formerly known as Citizens Utilities Company).

         A copy of the American Water Works press release announcing the completion of the acquisition is incorporated herein by reference and included herein as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Business Acquired.

         Not applicable.

(b)      Pro Forma Financial Information.

         Not applicable.

(c)      Exhibits.

         The exhibit listed below and in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.


EXHIBIT NO.                       DESCRIPTION


    99.1 Press Release, dated as of January 15, 2002, of American Water Works Company, Inc.



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


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 15, 2002

                                       AMERICAN WATER WORKS COMPANY, INC.



                                       By: /s/ W. Timothy Pohl
                                           -----------------------------------
                                           Name:  W. Timothy Pohl
                                           Title: General Counsel and Secretary



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

                                 EXHIBIT INDEX


EXHIBIT NO.                       DESCRIPTION


   99.1 Press Release, dated as of January 15, 2002, of American Water Works Company, Inc.

                                                                  EXHIBIT 99.1
  FOR IMMEDIATE RELEASE

  James E. Harrison
  Vice President, Investor Relations
  856-346-8207

  Nancy A. Macenko
  Vice President, External Affairs
  (856) 566-4026



             AMERICAN WATER WORKS COMPANY COMPLETES ACQUISITION OF CITIZENS COMMUNICATIONS' WATER AND WASTEWATER ASSETS

         VOORHEES, NJ -- (January 15, 2002) - American Water Works Company, Inc. (NYSE:AWK), the largest publicly traded U.S. corporation devoted exclusively to the business of water, announced today that it has completed the acquisition of the water and wastewater assets of Citizens Communications Company [formerly known as Citizens Utilities Company, NYSE:CZN, CZB] for $859 million in cash and $120 million of assumed liabilities.

         As a result of the acquisition, American Water Works will serve more than one million additional people in Arizona, California, Illinois, Indiana, Ohio and Pennsylvania.

         American Water Works' President and Chief Executive Officer J. James Barr described the transaction as "a perfect fit for American Water Works Company - one that will deliver value for our customers, shareholders and the communities we serve." Barr noted that the Company already has operations in each of the six states.

         In Arizona and California, the transaction adds approximately 585,000 people to the 330,000 people American Water Works already serves in these states. This strengthens the company's foundation for continued growth in those key areas. In Illinois, Indiana and Ohio, 306,000 people have been added, further expanding the Company's already significant presence in the Midwest. In Pennsylvania, the number of people served increases by 130,000. American Water Works continues to have a significant presence in Pennsylvania with a service population of more than 2 million. The transaction will also expand American Water Works' presence in the wastewater sector by more than 260,000 people.

         "We are pleased to officially welcome nearly 300 new associates to the American Water Works' family," said Barr. "The knowledge and experience that we share going forward is certain to work to our customer's advantage."


About American Water Works

     American Water Works Company is the largest publicly traded U.S. corporation devoted exclusively to the business of water. Its 6,600 associates provide water, wastewater and other related services to nearly 16 million people in 29 states and three Canadian provinces. More information can be found on the Web at www.amwater.com.

                                     ###

Forward looking statements in this report, including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. These factors include, among others, the following: the success of pending applications for rate increases, inability to obtain, or to meet conditions imposed for, regulatory approval of pending acquisitions, weather conditions that tend to extremes of temperature or duration; availability, terms and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with governmental regulations, particularly those affecting the environment and water quality; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; changes in business strategy or plans; quality of management; general economic and business conditions; and other factors described in filings of the Company with the SEC. The Company undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.